EX-99.1

FOR IMMEDIATE RELEASE	CONTACT:
Herman F. Dick, Jr. (614) 870-5604
Core Molding Technologies, Inc. Elects James L. Simonton as New Chairman of the Board
COLUMBUS, Ohio , Nov. 15, 2011 /PRNewswire/ -- Core Molding Technologies, Inc. (NYSE Amex: CMT) today announced that on November 9, 2011 the Board of Directors elected James L. Simonton as Chairman of the Board. Mr. Simonton has served as a director of Core since May 2010 , and from 2000 through 2006 served as its President and Chief Executive Officer. Mr. Simonton replaces Malcolm (Mac) M. Prine as Chairman, who passed away on September 6, 2011 .
"We are very pleased that Jim has agreed to serve as Chairman of the Board. His in-depth insight and knowledge about our industry will continue to benefit Core in this expanded role," said Kevin L. Barnett , President and Chief Executive Officer.
Mr. Simonton's career spans several decades of leadership in the medium and heavy-duty truck industries. "I am honored to serve Core, and look forward to continue working with the Board and our management team as we continue to grow and strengthen Core's position in the marketplace," said Simonton.
Core Molding Technologies, Inc. is a compounder of sheet molding composites (SMC) and molder of fiberglass reinforced plastics. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of sheet molding compounds (SMC), long fiber thermoplastics (LFTP) and bulk molding compounds (BMC), spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM), and vacuum bagging. Additionally, Core offers liquid molding of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, and other commercial products. Headquartered in Columbus, Ohio , Core operates plants in Columbus and Batavia, Ohio ; Gaffney, South Carolina ; Warsaw, Kentucky and Matamoros, Mexico . For further information, visit the company's website at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.
Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; federal and state regulations (including engine emission regulations); general economic, social and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico ; dependence upon two major customers as the primary source of Core Molding Technologies' sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies' suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; compliance changes to federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; risks related to the transfer of production from Core Molding Technologies Columbus, Ohio facility to its Matamoros production facility; management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies' other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2010 Annual Report to Shareholders on Form 10-K.
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